EXHIBIT 23.2


                         Independent Auditors' Consent


The Board of Directors
Laboratory Corporation of America Holdings:

We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP

Raleigh, North Carolina
February 25, 1997